EXHIBIT 5.1


                               September 17, 1999



The Valspar Corporation
1101 Third Street South
Minneapolis, Minnesota 55415


         Re: Opinion of Counsel as to Legality of 2,000,000 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 2,000,000 shares of Common Stock, $.50 par value, of The Valspar Corporation (the "Company") offered pursuant to The Valspar Corporation 1991 Stock Option Plan (the "Plan"). These shares are in addition to the initial 2,000,000 shares (as adjusted to reflect an additional 500,000 shares and 1,000,000 shares deemed registered pursuant to Rule 416 as a result of two-for-one stock splits effected in March 1992 and March 1997, respectively), offered pursuant to the Plan and registered on a previous Registration Statement on Form S-8 (File No. 33-39258), filed with the Commission on March 4, 1991; an additional 1,000,000 shares offered pursuant to the Plan and registered on a Registration Statement on Form S-8 (File No. 333-29979), filed with the Commission on June 25, 1997; and an additional 1,000,000 shares offered pursuant to the Plan and registered on a Registration Statement on Form S-8 (File No. 333-46865), filed with the Commission on February 25, 1998.

         As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 2,000,000 shares of Common Stock to be offered by the Company under the Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

         The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                       Very truly yours,

                                       LINDQUIST & VENNUM P.L.L.P.

                                       /s/ Lindquist & Vennum P.L.L.P.